EXHIBIT 23.01



             CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration No. 33-10943 on Form S-8 effective August 28, 1996; in Registration Statement No. 33-31003 on Form S-8 as amended by Post-Effective Amendment No. 1 effective July 31, 1997; in Registration Statement No. 33-42771 on Form S-8 effective December 18, 1997; in Registration No. 33-11413 on Form S-1 as amended by Post-Effective Amendment No. 1 effective March 19, 1987; and in Registration Statement No. 33-58406 on Form S-2 effective April 27, 1993 of Meridian Insurance Group, Inc. of our report, dated February 25, 1998, on our audits of the consolidated financial statements and financial statement schedules of Meridian Insurance Group, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                   Coopers & Lybrand L.L.P.




Indianapolis, Indiana
March 23, 1998